Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-196344, 333-211893, 333-211894, 333-214571 and 333-218542 on Form S-8 and in Registration Statements No. 333-211375, 333-217255, 333-221089 and 333-228353 on Form S-3 of Resonant Inc. of our report dated March 14, 2019 relating to the consolidated financial statements appearing in this Annual Report on Form 10-K.

/s/ Crowe LLP

Sherman Oaks, California

March 14, 2019